CERTIFICATE OF OWNERSHIP AND MERGER

Subsidiary Into Parent

Merging

STEEL CONNECT, INC.

a Delaware Corporation (“Subsidiary”)

with and into

MODUSLINK GLOBAL SOLUTIONS, INC.

a Delaware Corporation (“Parent”)

_________________________________________

Pursuant to Section 253 of the Delaware General Corporation Law

MODUSLINK GLOBAL SOLUTIONS, INC., a Delaware corporation incorporated on the 5th day of May, 1986 (“Parent”), pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY:

FIRST:	That Parent is organized and existing under the General Corporation Law of the State of Delaware.

SECOND:	That Parent owns 100% of the outstanding capital stock of STEEL CONNECT, INC., a Delaware corporation incorporated on the 19th day of January, 2018, its wholly-owned subsidiary (“Subsidiary”).

THIRD:	That Parent determined to merge Subsidiary with and into Parent (the “Merger”), pursuant to Section 253 of the General Corporation Law of the State of Delaware, by the following resolutions of its Board of Directors (the “Board”), duly adopted by the members of the Board at a meeting held on January 19, 2018:

“WHEREAS, MODUSLINK GLOBAL SOLUTIONS, INC. (“Parent”) owns 100% of the outstanding capital stock of STEEL CONNECT, INC., a Delaware corporation (“Subsidiary”);

WHEREAS, the Board of Directors of Parent (the “Board”) has determined that it is advisable, fair and in the best interest of Parent to merge Subsidiary with and into Parent; and

WHEREAS, Section 253 of the General Corporation Law of the State of Delaware provides for the merger of a parent corporation and a subsidiary corporation to occur without a vote of the stockholders of the subsidiary corporation if the parent corporation owns at least 90% of the outstanding shares of each class of stock of the subsidiary corporation by executing, acknowledging and filing a Certificate of Ownership and Merger with the Delaware Secretary of State.

NOW, THEREFORE, BE IT:

RESOLVED, that the Board hereby authorizes the merger of Subsidiary with and into Parent, with Parent continuing as the surviving corporation (the “Merger”); and be it further

RESOLVED, that by virtue of the Merger and without any action on the part of any holder thereof, each then outstanding share of common stock of Parent shall remain unchanged and continue to remain outstanding as one share of common stock of Parent held by the person who was the holder of such share of common stock of Parent immediately prior to the Merger; and be it further

RESOLVED, that by virtue of the Merger and without any action on the part of any holder thereof, each then outstanding share of preferred stock of Parent shall remain unchanged and continue to remain outstanding as one share of preferred stock of Parent held by the person who was the holder of such share of common stock of Parent immediately prior to the Merger; and be it further

RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of capital stock of Subsidiary shall be cancelled and no consideration shall be issue in respect thereof; and be it further

RESOLVED, that the officers and directors of Parent immediately prior to the effective time of the Merger shall be the officers and directors of the surviving corporation; and be it further

RESOLVED, that the Certificate of Incorporation of Parent as in effect immediately prior to the effective time of the Merger shall be the Certificate of Incorporation of the surviving corporation, except that Article “FIRST” thereof shall be amended to read in its entirety as follows:

“FIRST:       The name of the corporation is Steel Connect, Inc. (the “Corporation”).”

; and be it further

RESOLVED, that the Bylaws of Parent as in effect immediately prior to the effective time of the Merger shall be the Bylaws of the surviving corporation; and be it further

RESOLVED, that the officers of Parent are authorized and directed to make, sign and execute a Certificate of Ownership and Merger setting forth a copy of the resolution to merge Subsidiary with and into Parent, and to cause the same to filed with the Secretary of State of Delaware, and further to do all acts and things whatsoever and to incur such expenses, whether within or without the State of Delaware, which may be necessary or proper to effect the Merger and the foregoing resolutions.”

FOURTH:	That Parent shall be the surviving corporation of the Merger

FIFTH:	That the Certificate of Incorporation of Parent as in effect immediately prior to the effective time of the Merger shall be the Certificate of Incorporation of the surviving corporation except that Article “FIRST” thereof shall be amended to read, in its entirety, as follows:

“FIRST: The name of the corporation is: Steel Connect, Inc. (the “Corporation”).

SIXTH:	This Certificate of Ownership and Merger shall become effective at 6:00am Eastern Time on February 27, 2018.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent has caused this Certificate to be executed by its duly authorized officer on this 20th day of February, 2018.

MODUSLINK GLOBAL SOLUTIONS, INC.

By:	/s/ Louis J. Belardi
Name:	Louis J. Belardi
Title:	Chief Financial Officer